                                                                   exhibit h(2)

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENTS

                     TT International Investment Management
                                  Martin House
                                 5 Martin Lane
                            London, England EC4R 0DP


April 7, 2003


TT International U.S.A. Feeder Trust
c/o Investors Bank & Trust Company
200 Clarendon Street
Boston, Massachusetts 02116

         Re:      Expense Limitation Agreement

Ladies and Gentlemen:

         TT International Investment Management currently provides management services to TT Active International Mutual Fund (formerly known as "TT EAFE Mutual Fund") (the "Fund"), a series of TT International U.S.A. Feeder Trust (the "Trust"), a Massachusetts business trust. By letter agreement dated January 1, 2002, amended and restated on September 1, 2002 (the "Original Agreement"), we agreed with the Trust to waive or reimburse management fees or certain other expenses of the Fund. We hereby amend and restate the Original Agreement and hereby agree with the Trust that we will waive management fees or other amounts payable to us by the Fund or will reimburse the Fund for expenses payable by the Fund to the extent necessary so that the aggregate expenses of each class of the Fund (excluding brokerage fees and commissions, interest, taxes and other extraordinary expenses), net of waivers and reimbursements, would not exceed on a per annum basis the following percentages of each class' average daily net assets:

           Institutional Class..............................1.00%...
           Class 1..........................................1.25%...
           Class 2..........................................1.75%...
           Class 3..........................................2.00%...

         The agreement in this letter shall take effect on the date hereof, and shall remain in effect until April 30, 2004.

         Please sign below to confirm your agreement with the terms of this letter.

                                     Sincerely,

                                     TT International Investment Management


                                By: /s/ David J.S.Burnett
                                --------------------------------
                                    Title:   Partner

Agreed:
TT International U.S.A. Feeder Trust
on behalf of TT Active International Mutual Fund

By:    /s/ S. A. Allison
       ------------------------
       Title:  Secretary
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                     TT International Investment Management
                                  Martin House
                                 5 Martin Lane
                            London, England EC4R 0DP


April 7, 2003


TT International U.S.A. Feeder Trust
c/o Investors Bank & Trust Company
200 Clarendon Street
Boston, Massachusetts 02116

         Re:      Expense Limitation Agreement

Ladies and Gentlemen:

         TT International Investment Management currently provides management services to TT Europe Mutual Fund (the "Fund"), a series of TT International U.S.A. Feeder Trust (the "Trust"), a Massachusetts business trust. By letter agreement dated January 1, 2002, as amended and restated on April 26, 2002 and further amended and restated on September 1, 2002 (the "Original Agreement"), we agreed with the Trust to waive or reimburse management fees or certain other expenses of the Fund. We hereby amend and restate the Original Agreement and hereby agree with the Trust that we will waive management fees or other amounts payable to us by the Fund or will reimburse the Fund for expenses payable by the Fund to the extent necessary so that the aggregate expenses of each class of the Fund (excluding brokerage fees and commissions, interest, taxes and other extraordinary expenses), net of waivers and reimbursements, would not exceed on a per annum basis the following percentages of each class' average daily net assets:

           Institutional Class..............................1.00%...
           Class 1..........................................1.25%...
           Class 2..........................................1.75%...
           Class 3..........................................2.00%...

         The agreement in this letter shall take effect on the date hereof, and absent an earlier modification approved by the Board of Trustees of the Trust, shall remain in effect until December 31, 2013.

         Please sign below to confirm your agreement with the terms of this letter.

                                By: /s/ David J.S.Burnett
                                --------------------------------
                                 Title:     Partner

Agreed:
TT International U.S.A. Feeder Trust
on behalf of TT Europe Mutual Fund

By:    /s/ S. A. Allison
       -------------------------------------
       Title:  Secretary